UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

SpartanNash Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 18, 2022, SpartanNash Company (the “Company”) launched a website, SpartanNashTransformation.com, in connection with the Company’s 2022 Annual Meeting of Shareholders. The website will be regularly updated with relevant information for shareholders. A copy of the materials (other than those previously filed under cover of Schedule 14A) on the website can be found below.

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SpartanNash
Home Our Director Nominees Driving Shareholder Value History of Constructive Engagement Resources How to Vote

SpartanNash is Executing a Clear Strategy to Deliver Long-Term Success and Value Creation
SpartanNash
CORPORATE HEADQUARTERS

The SpartanNash Board of Directors and management team are committed to moving the Company forward with a clear priority – driving long-term, sustainable value creation for shareholders. As SpartanNash's financial results demonstrate, our strategy is working, and the Company is on track to maintain its momentum.

VOTE THE WHITE PROXY CARD TODAY!

The SpartanNash Board of Directors unanimously recommends that you vote the **WHITE** proxy card:

FOR

The election of each of the Company's highly qualified Board nominees:

Douglas Hacker
M. Shân Atkins
Matthew Mannelly
Julien Mininberg
Jaymin Patel
Maj. Gen. (Ret.) Hawthorne L. Proctor
Pamela Puryear, Ph.D.
Tony Sarsam
William Voss

DO NOT VOTE

any blue proxy card received from Macellum Advisors ("Macellum") and Ancora Holdings Group ("Ancora" and together with Macellum, the "Investor Group"), which asks you to vote in favor of the Investor Group's three nominees.

HOW TO VOTE

SpartanNash is scheduled to hold its 2022 Annual Meeting of Shareholders at 10:00 a.m. Eastern Time on June 9, 2022. The meeting will be held in virtual format at https://www.cesonlineservices.com/sptn22_vm. **You must register prior to the registration deadline of 10:00 a.m. Eastern Time on June 8, 2022 in order to attend the Annual Meeting.**

The Board has fixed April 11, 2022 as the record date for shareholders who will be entitled to vote at the Annual Meeting.

How to Vote

If you have any questions or require any assistance with respect to voting your shares, please contact our proxy solicitor:

MORROW SODALI
Toll Free: (800) 662-5200
Collect: (203) 658-9400
SPTN@investor.morrowsodali.com

Your vote is extremely important.
Vote the WHITE Proxy Card Today!

How to Vote

FOR ADDITIONAL VOTING INFORMATION

If you have questions or need assistance voting your shares, please contact our proxy solicitor:

Morrow Sodali
Toll Free: (800) 662 5200
SPTN@investor.morrowsodali.com

INVESTOR CONTACT

Kayleigh Campbell
Head of Investor Relations
kayleigh.campbell@spartannash.com
SpartanNashIR@icrinc.com
616 878 8354

MEDIA CONTACT

Leigh Parrish / Nick Lamplough / Adam Pollack
Joele Frank, Wilkinson Brimmer Katcher
press@spartannash.com
212-355-4449

Privacy Policy

Our Director Nominees

The SpartanNash Board is composed of directors who are exceptionally qualified, independent, diverse and committed to acting in the best interests of all SpartanNash shareholders. Combined, these directors have played an essential role in developing and overseeing the execution of the Company's transformation and possess the expertise and skills required to successfully guide the Company forward.

As part of a deliberate and thorough refreshment process, the Board appointed three new directors in February 2022 – Julien Mininberg, Jaymin Patel and Pamela Puryear, Ph.D. Julien, Jaymin and Pamela collectively bring valuable experience leading or serving on boards of public companies, along with expertise directly relevant to advancing SpartanNash's strategic objectives

Following the 2022 Annual Meeting, if all of SpartanNash's Board nominees are elected, the Board will be composed of nine highly qualified directors, eight of whom are independent, including an independent Board Chair. In addition, with diversity as a priority at SpartanNash, four of the Board's directors will be diverse across race and gender and a majority of the Board will have joined since 2018. SpartanNash's directors collectively possess extensive public company leadership and operating experience as well as financial and industry expertise spanning food distribution, retail and consumer goods. The Board also brings skills spanning strategy, business and culture transformation, supply chain and technology, and other areas directly relevant to SpartanNash's business.

UP FOR ELECTION AT 2022 ANNUAL MEETING

Douglas Hacker

Read Bio

M. Shân Atkins

Read Bio

Matthew Mannelly

Read Bio

Julien Mininberg

Read Bio

Jaymin Patel

Read Bio

Maj. Gen. (Ret.) Hawthorne L. Proctor

Read Bio

Pamela Puryear, Ph.D

Read Bio

Tony Sarsam

Read Bio

William Voss

Read Bio

Driving Shareholder Value
SpartanNash
Taking food places
201655

We are focused on executing our long-term strategic plan to enhance value for all SpartanNash shareholders. Over the past four years, the SpartanNash Board has overseen a comprehensive transformation, taking decisive action to change the composition of the Board while improving performance through executive leadership changes. During this time, the Company has increased revenue and adjusted EBITDA, effectively allocated capital to the business and to shareholders, and significantly de-levered its balance sheet.

Since Tony Sarsam was appointed Chief Executive Officer in September 2020, and seven additional experienced and highly capable executives joined the senior management team, the Company has introduced three core capabilities the organization will focus on to drive improved performance and sustainable growth:

PEOPLE

The Company's People First culture will attract top talent, create organizational efficiency and productivity gains, reduce turnover to generate savings, and produce safety incident rate reduction benefits.

OPERATIONAL EXCELLENCE

Elevated execution will drive process automation efficiencies, better leveraged technology upgrades and improvements across the value chain. The transformed supply chain, including optimization of the Company's network and SKU rationalization, will right-size service to customers, generate savings and drive incremental value.

INSIGHTS THAT DRIVE SOLUTIONS

Optimized customer product portfolios will bring MDV improvements and tailor solutions to local needs, while generating wins in the upmarket to offset intensifying competition and macro headwinds. The Company will also have the necessary insights to launch innovative solutions to increase eCommerce sales, grow OwnBrands profitably and partner in new services for the future marketplace and retail experience.

The Company's strategy is delivering results, and the numbers speak for themselves: SpartanNash's total shareholder return has been 251% since the Board transitioned the management team in the summer of 2019[1] and 88% since Sep. 2020 when Sarsam joined.[2] The Company also significantly outperformed the S&P 500 over those same time periods.

SpartanNash's successful turnaround is the result of prudent actions by the Board and thoughtful strategic initiatives well executed by management. We look forward to continuing to execute on our current strategy to drive shareholder value.

251%
total shareholder return since the Board transitioned the management team in the summer of 2019[1]

88%
total shareholder return since Sep. 2020 when Sarsam joined[2]

1 Source: FactSet as of March 17, 2022; David Staples steps down as CEO on August 12, 2019
2 Source: FactSet as of March 17, 2022; Tony Sarsam announced as CEO on September 14, 2020

History of Constructive Engagement

OUR TRACK RECORD OF ENGAGEMENT SPEAKS FOR ITSELF

Since last fall, the Board and management actively engaged with Macellum. However, other than proposing a control slate of directors, Macellum did not present any substantive views on the Company or propose any specific ideas for consideration by the Board and management until a meeting on Mar. 1, 2022.

December 8, 2021

Macellum Nominates Directors and Exhibits Limited Understanding of SpartanNash's Business

On Dec. 8, after only its second meeting with management, Macellum nominated a control slate of five director candidates, including two of its own principals. At that point, Macellum confirmed in its notice that it owned only 1,000 shares of SpartanNash stock and had not presented an investment thesis or any clear objectives for SpartanNash.

In its meetings with management in late 2021, Macellum admitted to SpartanNash that it was still conducting basic research on SpartanNash, and Macellum's questions demonstrated a limited understanding of the Company's industry and business. In the meetings, SpartanNash discussed Company performance and described the key programs related to our core capabilities: People, Operational Excellence and Insights That Drive Solutions. Macellum did not propose any ideas for consideration during these meetings.

December 14, 2021

Macellum Goes Quiet for Two Months

At the Dec. 14 meeting, Macellum noted that it would follow up in early 2022, yet Macellum made no attempt to communicate or meet with the Company for the entire month of January. Macellum resumed its engagement only after the Company reached out following the announcement of its Board refreshment on Feb. 7.

March 1, 2022

Macellum Presents Views on the Company for First Time, Yet Views are Outdated

On Mar. 1, during a meeting with directors and management, Macellum presented specific views on the Company's business for the first time since discussions began more than three months earlier. Many of these views were outdated and based on the Company's performance under a former management team that has not been in place since mid-2019. Macellum's presentation appeared designed to disregard the strong financial results achieved after the Board put a new leadership team in place. Nonetheless, the Board noted it would consider Macellum's perspectives.

March 3, 2022

SpartanNash Offers to Interview Macellum's Candidates; Macellum Rejects

Only two days later, Macellum followed up with unreasonable demands, which included the prompt appointment of four of its five nominees to the Board, an agreement to review strategic alternatives, the formation of a committee to oversee the exploration of strategic alternatives – led by Macellum's director designees – and a firm commitment to proceed with a sale-leaseback of a significant portion of the Company's owned real estate – an irresponsible demand given Macellum had no informed details about the Company's real estate or operations.

In an attempt to reach a constructive resolution, directors and management again met with Macellum to understand its concerns and discuss its demands. Despite the Board and management team already having strong grocery retail and distribution experience, the Company offered to interview two of Macellum's candidates who have grocery retailing backgrounds for purposes of appointing one mutually agreeable candidate with this expertise. Macellum expressed strong dissatisfaction with this proposal – even refusing to allow the Company to interview its candidates – and did not offer an alternative suggestion or request.

March 9, 2022

SpartanNash Offers to Appoint One of Macellum's Candidates and to Form Transformation Committee; Macellum Rejects

On Mar. 9, directors and management once again met with Macellum to discuss an enhanced settlement offer. The Company proposed, subject to full Board approval, to appoint one of Macellum's candidates with grocery retail and distribution experience and to form a transformation committee of the Board to review certain aspects of the business, including strategic matters, which would include Macellum's director designee. Macellum rejected the offer outright.

March 18, 2022

Macellum and Ancora Leak a Shareholder Letter to the Media Announcing Their Director Nominations and Demands

Notwithstanding Macellum's and Ancora's purported desire to have a constructive dialogue, and even after eight meetings, Macellum never mentioned Ancora. Until the Investor Group's public letter, SpartanNash was unaware that Ancora was a shareholder.

Resources

PRESS RELEASES

April 18, 2022

SpartanNash Reaffirms Significant Operational Success, Strong Financial Results and Enhanced Board and Leadership Team as Winning Recipe for Shareholders

Download PDF

FILINGS

SEC Filings

View Filings

How to Vote
SpartanNash
CORPORATE HEADQUARTERS

VOTE THE WHITE PROXY CARD TODAY!

The SpartanNash Board of Directors unanimously recommends that you vote the **WHITE** proxy card:

FOR

The election of each of the Company's highly qualified Board nominees:

Douglas Hacker
M. Shân Atkins
Matthew Mannelly
Julien Mininberg
Jaymin Patel
Maj. Gen. (Ret.) Hawthorne L. Proctor
Pamela Puryear, Ph.D.
Tony Sarsam
William Voss

DO NOT VOTE

any blue proxy card received from Macellum Advisors ("Macellum") and Ancora Holdings Group ("Ancora" and together with Macellum, the "Investor Group"), which asks you to vote in favor of the Investor Group's three nominees.

SHAREHOLDERS OF RECORD MAY VOTE THEIR SHARES OR SUBMIT A PROXY TO HAVE THEIR SHARES VOTED BY ONE OF THE FOLLOWING METHODS:

BY INTERNET

You may vote online by visiting www.proxyvoting.com/SPTN. Votes cast online must be received by 11:59 p.m. Eastern Time on June 8, 2022.

BY TELEPHONE

Call (800) 662-5200 and follow the simple voice prompts provided. Votes cast by phone must be received by 11:59 p.m. Eastern Time on June 8, 2022.

BY MAIL

Complete, sign, date and return the WHITE proxy card in the postage-paid envelope included.

DURING THE VIRTUAL ANNUAL MEETING

Shareholders of record who have pre-registered and logged in at https://www.cesonlineservices.com/sptn22_vm will receive instructions via email upon registration.

Sample Proxy Card

If you return your **WHITE** proxy card by mail, please ensure you leave enough time for your **WHITE** proxy card to be mailed and received. You are encouraged to sign, date and return the **WHITE** proxy card in the postage-paid envelope provided (or vote by Internet or by telephone).

BENEFICIAL OWNERS

If you are the beneficial owner of your shares (that is, you hold your shares in "street name" through an intermediary such as a broker, bank or other nominee), you will receive instructions from your broker, bank or other nominee as to how to vote your shares or submit instructions to vote your shares.

You should instruct your broker, bank or other nominee how to vote your shares by following the directions provided by your broker, bank or other nominee.

Please follow the instructions provided by your broker, bank or other nominee. If you return your WHITE voting instruction form by mail, please ensure you leave enough time for your voting instruction form to be received by the deadline provided by your broker, bank or other nominee.

If you have any questions or require any assistance with respect to voting your shares, please contact our proxy solicitor:

MORROW SODALI
Toll Free: (800) 662-5200
Collect: (203) 658-9400
SPTN@investor.morrowsodali.com

Disclaimer

This website includes "forward-looking statements" about the plans, strategies, objectives, goals or expectations of the Company. These forward-looking statements are identifiable by words or phrases indicating that the Company or management "expects," "anticipates," "plans," "believes," or "estimates," or that a particular occurrence or event "may," "could," "should," "will" or "will likely" result, occur or be pursued or "continue" in the future, that the "outlook" or "trend" is toward a particular result or occurrence, that a development is an "opportunity," "priority," "strategy," "focus," that the Company is "positioned" for a particular result, or similarly stated expectations. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date made. There are many important factors that could cause actual results to differ materially. These risks and uncertainties include the Company's ability to compete in the highly competitive grocery distribution, retail grocery and military distribution industries; disruptions associated with the COVID-19 pandemic; the Company's ability to manage its private brand program for U.S. military commissaries; the Company's ability to implement its growth strategy; the ability of customers to fulfill their obligations to the Company; the Company's dependence on certain major customers, suppliers and vendors; disruptions to the Company's information security network; instances of security threats, severe weather conditions and natural disasters; impairment charges for goodwill and other long-lived assets; the Company's ability to successfully manage leadership transitions; the Company's ability to service its debt and to comply with debt covenants; interest rate fluctuations; changes in the military commissary system, including its supply chain, or in the level of governmental funding; product recalls and other product-related safety concerns; labor relations issues and rising labor costs; changes in government regulations; and other risks and uncertainties listed under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's most recent Annual Report on Form 10-K and in subsequent filings with the Securities and Exchange Commission. Additional risks and uncertainties not currently known to the Company or that the Company currently believes are immaterial also may impair its business, operations, liquidity, financial condition and prospects. The Company undertakes no obligation to update or revise its forward-looking statements to reflect developments that occur or information obtained after the date of this press release.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card and other relevant documents with the SEC in connection with such solicitation of proxies from the Company's shareholders for the Company's 2022 annual meeting of shareholders. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge by clicking the "SEC Filings" link in the "Investor Relations" section of our website, www.spartannash.com, or by contacting SpartanNashIR@icrinc.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

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